Exhibit 23.2


                        Independent Auditors' Consent

To the Board of Directors
CNF Inc.:

     We consent to the incorporation by reference in this registration statement on Form S-8 of CNF Inc. and subsidiaries of our reports dated March 14, 2005 with respect to the consolidated balance sheets of CNF Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal controls over financial reporting as of
December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of CNF Inc.



                                    /s/  KPMG LLP
                                    ----------------------
                                    KPMG LLP

Portland, Oregon
April 25, 2005